OSI ETF Trust

	SECRETARY'S CERTIFICATE

The undersigned hereby certifies that he is the Secretary of OSI ETF Trust (the "Trust");
that the following is a true and correct copy of the resolutions approving the form of the fidelity bond adopted by vote of a majority of the members of the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust ("Independent Trustess"), within the meaning of Section 2(a)(19) of the Investment Company
Act of 1940 Act, as amended ("1940 Act"), on the 12th day of December, 2016 and that said resolutions are in full force and effect:

RESOLVED, that the Board, including a
majority of the Independent Trustees,
hereby authorizes and directs the proper officers of the Trust to take such actions as may be necessary to obtain a fidelity bond
(the "Fidelity bond"), subject to review and ratification of such actions by the Board at its next meeting; and it is

FURTHER RESOLVED, that subject to the terms of the Fidelity Bond, from time to time the amount of the bond may be increased during its term to an amount at least equal to the minimum amount
(but not substantially in excess of that amount) set forth in the table contained in paragraph
(d) of Rule 17g-1 under the 1940 Act, with other terms of the bond remaining substantially the same, and the Board acknowledge that this approval constitutes advance notice of these increases required to be given to the Board; and it is

FURTHER RESOLVED, that the officers of the Trust are authorized to pay the premium payable with respect to such Fidelity Bond; and it is

FURTHER RESOLVED, that the officers of the Trust be, and each of them hereby is, authorized, empowered and directed to make the filings and give the notices required by Rule 17g-1 under the 1940 Act, and to make any other filings necessary or advisable in connection with the Fidelity Bond;
and it is

FURTHER RESOLVED, that the officers of the Trust be, and each of them hereby is, authorized to execute and deliver such documents as may be required to effectuate the foregoing resolutions and to take such further action as may be required by application of laws, rules and regulations in connection with implementing any of the foregoing resolutions, and that any and all actions taken by any of them in connection with the foregoing on or prior to the date hereof be, and they hereby are, ratified and approved.

In witness whereof, the undersigned has executed this Certificate this 9th day of March 2017.




/s/ Kevin Beadles
--------------------------
Kevin Beadles

Secretary